Registration Statement No. 333-171231

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Anheuser-Busch InBev SA/NV

(Exact Name of Registrant as Specified in Its Charter)

Belgium	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Grand Place/Grote Markt 1

1000 Brussels, Belgium

(Address of Principal Executive Offices)

Exceptional Incentive Restricted Stock Units Programme

(previously referred to as Exceptional Incentive Restricted Stock Units Programme – 15 December 2010)

(Full Title of the Plans)

John Blood

Anheuser-Busch InBev SA/NV

250 Park Avenue

New York, New York 10017

Tel. No.: (212) 573-4366

(Name, Address and Telephone Number of Agent for Service)

Copies to:

George H. White

Sullivan & Cromwell LLP

1 New Fetter Lane

London EC4A 1AN

United Kingdom

Tel. No.: 011-44-20-7959-8900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

EXPLANATORY STATEMENT

On December 17, 2010, Anheuser-Busch InBev SA/NV (the “Registrant”) filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement No. 333-171231) (the “Registration Statement”) registering 1,000,000 shares of the Registrant’s ordinary shares without nominal value1 granted pursuant to the Exceptional Incentive Restricted Stock Units Programme (previously referred to as the Exceptional Incentive Restricted Stock Units Programme – 15 December 2010) (the “Plan”). This Post-Effective Amendment No. 22 amends the Registration Statement to reflect the current title of the Plan and files the Terms and Conditions of the Plan, as in effect at the time of this Post-Effective Amendment No. 2.

[1]	The Registrant’s ordinary shares without nominal value may be represented by the Registrant’s American Depositary Shares (“ADSs”), evidenced by American Depositary Receipts, each representing one ordinary share without nominal value. A separate registration statement on Form F-6 was filed with the Securities and Exchange Commission on June 26, 2009, as amended by Post-Effective Amendment No. 1, filed on September 14, 2009 (Registration No. 333-160277) for the registration of ADSs evidenced by American Depositary Receipts issuable upon deposit of ordinary shares
[2]	Post-Effective Amendment No. 1 to the Registration Statement related to the carrying forward of certain shares registered under the Registration Statement pursuant to (i) the Long-Term Incentive Plan Relating to Shares and (ii) the Long-Term Incentive Plan Relating to American Depositary Shares of Anheuser-Busch InBev to a new registration statement on Form S-8 (Registration Statement No. 333-178664).

Item 8.	Exhibits

Exhibit No.	Description

4.1	Terms and Conditions of the Exceptional Incentive Restricted Stock Units Programme.

24.1	Power of Attorney of Certain Directors and Officers of Anheuser-Busch InBev SA/NV.

24.2	Power of Attorney of Authorized Representative in the United States.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Anheuser-Busch InBev SA/NV, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Leuven, Belgium on April May 10, 2013.

Anheuser-Busch InBev SA/NV

By:	/s/ Benoit Loore
Name:	Benoit Loore
Title:	Vice-President, Legal Corporate and Compliance Anheuser-Busch InBev SA/NV

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated, on May 10, 2013.

Signature:	Title:

* Carlos Brito	Chief Executive Officer (principal executive officer)

* Felipe Dutra	Chief Financial Officer (principal financial and accounting officer)

* Stéfan Descheemaeker	Director

* Marcel Hermann Telles	Director

* Jorge Paulo Lemann	Director

* Grégoire de Spoelberch	Director

* Kees Storm	Director

* Roberto Moses Thompson Motta	Director

* Alexandre Van Damme	Director

* Carlos Alberto da Veiga Sicupira	Director

* Mark Winkelman	Director

*	Director
Olivier Goudet

*	Director
Paul Cornet de Ways Ruart

*	Authorized Representative in the United States
John Blood

*By:	/s/ Benoit Loore
Benoit Loore
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

4.1	Terms and Conditions of the Exceptional Incentive Restricted Stock Units Programme.

24.1	Power of Attorney of Certain Directors and Officers of Anheuser-Busch InBev SA/NV.

24.2	Power of Attorney of Authorized Representative in the United States.